Exhibit 99.2

POINT ENERGY PARTNERS OPERATING, LLC

TABLE OF CONTENTS

Page
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2024, AND DECEMBER 31, 2023, AND FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023:

Balance Sheets	2

Statements of Operations	3

Statements of Changes in Member’s Equity	4

Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6-14

POINT ENERGY PARTNERS OPERATING, LLC

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

AS OF JUNE 30, 2024 AND DECEMBER 31, 2023

	2024	2023
ASSETS
CURRENT ASSETS:
Cash	$14,279,966	$6,063,822
Accounts receivable	31,970,873	26,969,238
Accounts receivable—related party	2,741	260,730
Current derivative assets	—	7,054,015
Prepaid and other assets	13,562,105	13,835,586

Total current assets	59,815,685	54,183,391

PROPERTY AND EQUIPMENT:
Oil and natural gas properties, at cost, using the full cost method of accounting proved property	1,304,510,125	1,023,008,574
Other property and equipment	1,269,427	1,224,459
Less accumulated depletion and depreciation	(220,283,299)	(146,464,617)

Total property and equipment—net	1,085,496,253	877,768,416
OTHER NON-CURRENT ASSETS:
Right of use assets	1,491,374	1,309,427
Linefill Inventory	1,036,524	1,325,520
Non-current derivative assets	48,122	1,219,074

TOTAL ASSETS	$1,147,887,958	$935,805,828

LIABILITIES AND MEMBER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$105,041,019	$135,865,253
Accrued expenses	14,813,801	9,809,168
Current derivative liabilities	9,314,212	—
Current operating lease liabilities	482,213	804,204
Royalty payable	42,929,002	25,094,569
Line-of-credit-net	476,317,504	—

Total current liabilities	648,897,751	171,573,194

NONCURRENT LIABILITIES:
Line-of-credit—net	—	372,087,003
Non-current derivative liabilities	2,281,001	30,511
Non-current operating lease liabilities	948,019	515,117
Asset retirement obligation	4,980,669	4,805,281
Deferred Income	1,295,524	1,588,265

Total non-current liabilities	9,505,213	379,026,177

MEMBER’S EQUITY	489,484,994	385,206,457

TOTAL LIABILITIES AND MEMBER’S EQUITY	$1,147,887,958	$935,805,828

The notes to consolidated financial statements are an integral part of these statements.

POINT ENERGY PARTNERS OPERATING, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

	2024	2023
REVENUES:
Oil and natural gas sales	$302,828,657	$114,389,287
Salt water disposal sales	1,305,792	615,918
Realized gain (loss) on derivatives	(3,121,965)	(488,508)
Unrealized gain (loss) on derivatives	(19,789,669)	8,622,745

Total revenues	281,222,815	123,139,442

OPERATING COSTS AND EXPENSES:
Depletion and depreciation expense	73,818,683	30,775,582
Lease operating	44,540,752	20,582,599
Workover costs	16,794,688	13,146,811
Production and ad valorem tax	14,218,696	5,833,990
General and administrative	4,865,585	3,411,481
Accretion expense	177,387	173,515

Total operating costs and expenses	154,415,791	73,923,978

OPERATING INCOME	126,807,024	49,215,464

OTHER INCOME (EXPENSE):
Interest expense	(22,797,583)	(11,682,473)
Other income	198,060	—
Right of use asset lease expense—operating leases	71,036	5,549

Total other income (expense)	(22,528,487)	(11,676,924)
STATE INCOME TAX EXPENSE	—	—

NET INCOME	$104,278,537	$37,538,540

The notes to consolidated financial statements are an integral part of these statements.

POINT ENERGY PARTNERS OPERATING, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER’S EQUITY (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

	Contributed Capital	Retained Earnings (Deficit)	Total
BALANCE—December 31, 2022	$84,393,570	$143,100,364	$227,493,934
Capital contributions	15,022,322	—	15,022,322
Net income	—	37,538,540	37,538,540

BALANCE—June 30, 2023	99,415,892	180,638,904	280,054,796

BALANCE—December 31, 2023	99,415,892	285,790,565	385,206,457
Net income	—	104,278,537	104,278,537

BALANCE—June 30, 2024	$99,415,892	$390,069,102	$489,484,994

The notes to consolidated financial statements are an integral part of these statements.

POINT ENERGY PARTNERS OPERATING, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$104,278,537	$37,538,540
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion and depreciation expense	73,818,683	30,775,582
Accretion expense	177,387	173,515
Amortization of debt issuance costs	1,669,419	705,410
Unrealized (gain) loss on derivative contracts	19,789,669	(8,622,745)
Noncash lease expense	(71,036)	(5,549)
Changes in operating assets and liabilities:
Accounts receivable	(5,001,635)	4,469,186
Accounts receivable—related party	257,989	52,078
Prepaids and other assets	540,583	56,156
Accounts payable	21,553,773	(8,218,318)
Accrued expenses	5,674,633	(231,360)
Royalty payable	17,834,433	5,259,767

Net cash provided by operating activities	240,522,435	61,952,262

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of oil and natural gas properties	(334,818,661)	(224,069,373)
Proceeds from sale of oil and natural gas properties	—	101,350,000
Purchase of other property and equipment	(48,713)	(283,353)

Net cash used in investing activities	(334,867,374)	(123,002,726)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt issuance costs	(1,736,965)	(1,553,749)
Proceeds from line-of-credit	115,000,000	136,000,000
Payments on line-of-credit	(10,701,952)	(91,000,000)
Proceeds from capital contributions	—	15,022,316

Net cash provided by financing activities	102,561,083	58,468,567

NET CHANGE IN CASH	8,216,144	(2,581,897)
CASH—Beginning of period	6,063,822	3,376,727

CASH—End of period	$14,279,966	$794,830

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Additions and revisions to asset retirement obligations	$(1,999)	$1,330,025

Oil and gas property purchases included in accounts payable	$69,494,595	$83,729,815

Accrued oil and natural gas properties	$8,330,000	$9,700,000

The notes to consolidated financial statements are an integral part of these statements.

POINT ENERGY PARTNERS OPERATING, LLC

NOTES TO (UNAUDITED) CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2024, AND DECEMBER 31, 2023 AND FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

1.	ORGANIZATION

Nature of Operations—Point Energy Partners Operating, LLC (the Company), was formed on May 31, 2018. The primary purpose of the Company is for the acquisition, exploration, development and production of oil and natural gas properties located in Texas and New Mexico.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation— The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the accounts of Point Energy Partners Royalty GP, LLC, Point Energy Partners Water, LLC, and Point Energy Partners, Royalty, LLC. All intercompany transactions have been eliminated.

Basis of Presentation—These consolidated financial statements have been prepared by the Company without audit, pursuant to the rules and regulations of the SEC. They reflect all adjustments that are, in the opinion of management, necessary for a fair statement of the results for interim periods, on a basis consistent with the annual audited financial statements. All such adjustments are of a normal recurring nature. Certain information, accounting policies and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to SEC rules and regulations, although the Company believes the disclosures are adequate to make the information presented not misleading. These interim financial statements should be read in conjunction with the Company’s annual financial statements for the years ended December 31, 2023 and 2022, which contains a summary of the Company’s significant accounting policies and other disclosures.

Use of Estimates—The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.

The Company’s most significant estimates relate to estimates for depletion on its oil and natural gas properties, asset retirement obligations and fair value of derivatives. Actual results could differ from those estimates.

Prepaid and Other Assets— Well equipment and drilling materials purchased in advance totaled $9,905,165 and $9,638,063 as of June 30, 2024 and December 31, 2023, respectively and is recorded in prepaid and other assets on the consolidated balance sheet.

Oil and Natural Gas Properties—The company applies the full cost method of accounting for oil and natural gas properties. Accordingly, all costs incurred in the acquisition, exploration, and development of oil and natural gas reserves are capitalized.

Depreciation, depletion and amortization of proved oil and natural gas properties are computed on the units-of-production method, using estimates of the underlying proved reserves. Capitalized costs of unproved properties and major development projects are excluded from amortization until proved reserves associated with the properties can be determined or until impairment occurs. The Company recorded $73,417,427 in depletion expense related to oil and natural gas properties for the six months ended June 30, 2024, and $30,701,052 for the six months ended June 30, 2023, which is included in depletion and depreciation expense on the consolidated statements of operations.

As discussed in Note 6, during the six months ended June 30, 2023, the Company sold certain royalty interests for consideration totaling $50,350,000. The sales of these royalty interests did not result in a substantial change, therefore all proceeds were netted against the full cost pool within oil and gas properties.

Asset Retirement Obligations—The following table describes the changes to the Company’s asset retirement obligations liability for the six months ended June 30, 2024 and 2023:

	2024	2023
Asset retirement obligations—beginning of period	$4,805,281	$2,860,180
Additions during the period	15,604	1,289,631
Wells sold
Revisions of estimates	(22,707)	40,394
Accretion of discount	182,491	173,515

Asset retirement obligation—end of period	$4,980,669	$4,363,720

Revenue Recognition—Disaggregated revenue from contracts with customers consist of the following for the six months ended June 30, 2024 and 2023:

	2024	2023
Oil sales	$290,109,713	$104,199,218
Natural gas sales	849,521	3,527,734
Natural gas liquid sales	20,834,758	10,181,406
Marketing and transportation	(8,965,335)	(3,519,071)

Net oil, natural gas and natural gas liquids sales	302,828,657	114,389,287
Salt water disposal sales	1,305,792	615,918

Net sales	$304,134,449	$115,005,205

The Company had receivables from contracts with customers of $25,482,710 as of June 30, 2024, and $19,461,188 as of December 31, 2023, respectively.

Fair Value of Financial Instruments—Financial instruments consist of cash, accounts receivable, accounts payable, accrued liabilities, derivatives and debt. The carrying amounts of cash, accounts receivable, accounts payable and accrued liabilities approximate fair value due to the highly liquid nature of these short-term instruments. The carrying amount of debt approximates fair value based upon the floating interest rates payable on the Credit Agreement. Derivatives are recorded at fair value as discussed below.

Fair Value Measurements—The following table presents the fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of June 30, 2024, and December 31, 2023:

	June 30, 2024
Assets	Level 1	Level 2	Level 3	Total
Oil and natural gas commodity contracts	$—	$48,122	$—	$48,122

Liabilities	Level 1	Level 2	Level 3	Total
Oil and natural gas commodity contracts	$—	$(11,595,213)	$—	$(11,595,213)

	December 31, 2023
Assets	Level 1	Level 2	Level 3	Total
Oil and natural gas commodity contracts	$—	$8,273,089	$—	$8,273,089

Liabilities	Level 1	Level 2	Level 3	Total
Oil and natural gas commodity contracts	$—	$(30,511)	$—	$(30,511)

The Company’s oil and natural gas commodity contracts are included on the consolidated balance sheet in current derivative assets, non-current derivative assets, current derivative liabilities and long-term derivative liabilities.

3.	CREDIT AGREEMENT

The Company has a five-year Credit Agreement (the Credit Agreement) with a third party that matures on June 30, 2025 with a maximum credit amount of $500 million. As of March 31, 2024, the Credit Agreement had a borrowing base totaling $425 million. In April 2024, the Company amended its Credit Agreement to increase the borrowing base to $500 million.

The Company had borrowings outstanding of $480 million and $375 million on the Credit Agreement as of June 30, 2024, and December 31, 2023, respectively. Outstanding letters of credit included in line-of-credit, net, was $0 as of June 30, 2024, and December 31, 2023.

The Credit Agreement is guaranteed by the collateral as defined by in the amended and restated Guaranty Agreement dated June 30, 2022, which includes a pledge of substantially all of the Company’s assets. Amortization expense of the debt issuance costs for this facility totaled $1,669,419 and $705,410 for the six months ended June 30, 2024 and 2023, respectively, and is included in interest expense on the consolidated statements of operations.

Amounts outstanding under the Credit Agreement bear interest at the Company’s option of the Alternate Base Rate, plus applicable margin or the SOFR, plus applicable margin. Under the Alternate Base Rate and SOFR Option, interest will be at the Applicable Base Rate plus the applicable interest margin. The average interest rate on borrowings under the Credit Agreement as of June 30, 2024 was 9.43%.

Availability under the Credit Agreement is subject to a borrowing base determined in the lenders’ discretion consistent with normal and customary oil and natural gas lending practices. The borrowing base shall be re-determined twice annually. The borrowing base may also be re-determined upon the occurrence of certain events.

The Credit Agreement contains negative covenants that limit the Company’s ability, among other things, to incur additional indebtedness, sell assets, enter into certain hedging contracts, change the nature of its business or operations, merge, consolidate, or make investments. In addition, the Company is required to maintain a current ratio (as defined in the credit agreement) of no less than 1.0 to 1.0, a net leverage ratio (as defined in the credit agreement) of no greater than 3.0 to 1.0.

In April 2024 the Company amended its Credit Agreement with a letter agreement whereby as of December 31, 2023 the required maintenance of a current ratio of not less than 1.00 for the last day of the fiscal quarter ended December 31, 2023 was waived solely with respect to such test date. Additionally, effective as of March 31, 2024, the 1.0 current ratio test was amended for the last day of the fiscal quarter ending March 31, 2024, whereby the Borrower will instead not permit such current ratio as of such date to be less than 0.50 to 1.00.

At June 30, 2024 the Company was not compliant with certain negative covenants. In August 2024, the Company received a waiver of non-compliant covenants at and for the period ended June 30, 2024. See Note 9.

The Company paid off all outstanding borrowings under the Credit Agreement in connection with the sale of its oil and gas properties. See Note 9.

Cash paid for interest for the six months ended June 30, 2024 and 2023, was $17,477,540 and $10,910,347, respectively.

4.	COMMODITY DERIVATIVE FINANCIAL INSTRUMENTS

The Company uses derivative financial instruments to manage its exposure to commodity and interest rate volatility, support the Company’s capital budget and expenditure plans and support the economics associated with acquisitions by stabilizing cash flows.

The Company does not enter into derivative instruments for speculative or trading purposes. The Company accounts for derivatives in accordance with FASB ASC Topic 815, Accounting for Derivative Instruments and Hedging Activity. Currently, the Company does not designate its derivative instruments to qualify for hedge accounting. Accordingly, the Company reflects changes in the fair value of its derivative instrument of operations as they occur.

Commodity derivative instruments may take the form of collars, swaps or other derivatives indexed to WTI, NYMEX or other commodity price indexes.

Such derivative instruments will not exceed anticipated production volumes, are expected to have a reasonable correlation between price movements in the futures market and spot markets where the Company’s production is sold, and are authorized by the Board of Directors. Derivatives expected to be realized as related production occurs, but may be terminated earlier if anticipated downward price movement occurs or if the Company believes the potential for such movement has abated. The Company’s crude oil derivative positions consist of puts and calls. The periods covered, notional amounts, fixed price and related commodity pricing index of the Company’s outstanding crude oil and natural gas derivative contracts as of June 30, 2024, and December 31, 2023, are set forth in the table below:

June 30, 2024
Crude Oil
Period	Transaction Type	Volume BBLs	Contract Price ($)
2024	Collar	1,621,000	$60.37-$83.97
2024	Swap	825,000	$77.73
2025	Collar	2,390,000	$57.18-$83.32
2025	Swap	174,000	$67.08
2026	Collar	448,000	$55.90-$80.64

Natural Gas
Period	Transaction Type	Volume MMBTU	Contract Price ($)
2024	Collar	3,536,000	$2.53-$3.69
2024	Swap	48,500	$3.59
2025	Collar	3,638,000	$2.91-$4.62
2025	Swap	257,000	$4.37
2026	Collar	690,000	$3.30-$5.62

December 31, 2023
Crude Oil
Period	Transaction Type	Volume BBLs	Contract Price ($)
2024	Collar	2,202,000	$60.64-$85.00
2024	Swap	1,355,000	$75.06
2025	Collar	1,323,000	$56.50-$82.26
2025	Swap	174,000	$67.08

Natural Gas
Period	Transaction Type	Volume MMBTU	Contract Price ($)
2024	Collar	5,110,000	$2.76-$4.48
2024	Swap	271,500	$3.62
2025	Collar	2,123,500	$2.98-$4.73

Unrealized gain (loss) on derivative instruments for the six months ended June 30, 2024 and 2023, was $(19,789,669) and $8,622,745 respectively.

5.	MEMBER’S EQUITY

The Company is owned by its member, Point Energy Partners Petroleum, LLC, and its investment members (collectively, members). Earnings and losses of the Company are allocated to the members as set forth in the LLC Agreement, which are not necessarily consistent with each member’s ownership interest. Distributions will be made at the proportion relative to ownership percentage interests, except in the case of an exit event. In the case of an exit event payments are made to shareholders based on the Limited Liability Company agreement.

Certain members of Point Energy Partners Petroleum, LLC granted profits interests in the form of Class B Units to employees of Point Energy Management, LLC who are working for the benefit of the Company. Class B unitholders are entitled to participate in distributions pursuant to a waterfall calculation as specified within the applicable amended and restated LLC agreements.

These units are subject to a time vesting schedule of three to four years whereby 25% or 33% vest on each anniversary of the grant date. Outstanding unvested units also vest upon a liquidity event which management believes is currently not probable of occurrence. If the holder’s employment terminates for cause or the holder leaves for any reason, vested and unvested units are forfeited. If the holder’s employment is terminated by the employer without cause, then any unvested units held by the holder are forfeited.

The Class B Units are accounted for as a profit-sharing arrangement with distributions charged to compensation expense and an associated liability recorded at the date a payment becomes probable and reasonably estimable. No compensation expense has been recorded to date for these units.

During the six months ended June 30, 2024, and 2023, the Company received capital contributions from its members totaling $0 and $15,022,316, respectively.

6.	ACQUISITIONS AND DIVESTITURES

In February 2023, the Company entered into various agreements for the sale of the Company’s royalty interest in certain oil and gas assets which closed in March of 2023 and the Company received proceeds from the sale of $50,350,000.

In February 2023, the Company entered into an agreement for the acquisition of oil and gas assets for a net final purchase price totaling $80 million with $73 million allocated to proved developed producing properties and $7 million to midstream related assets.

The Company entered into an agreement for the sale of the Company’s royalty interest in certain oil and gas assets which closed in June of 2023 and the Company received proceeds from the sale of $51,000,000 at closing.

7.	RELATED PARTY TRANSACTIONS

Point Energy Management, LLC (PEM), an entity under certain common ownership, provides for management, operational, general and administrative, and other similar services necessary and sufficient or appropriate to conduct the affairs of the Company. The Company provides reimbursement of actual direct and indirect expenses in connection with the services of operating the Company provided by employees of PEM. During the six months ended June 30, 2024 and 2023, the Company reimbursed $3,807,214 and $1,967,112 of included with general and administrative expense on the consolidated statements of operations.

At June 30, 2024, and December 31, 2023, the Company had receivables of $27 and $183,186 from PEM, for reimbursement of operating costs. The Company also had receivables from Point Energy Permian, LLC, an entity under certain common ownership for reimbursement of operating costs at June 30, 2024, and December 31, 2023, of $861 and $75,740, respectively.

8.	COMMITMENTS AND CONTINGENCIES

The Company is party to ongoing legal proceedings in the ordinary course of business. While the outcome of these proceedings cannot be predicted with certainty, the Company does not believe the results of these proceedings, individually or in the aggregate, will have a material adverse effect on the Company’s business, financial condition, results of operations or liquidity.

The Company is engaged in oil and gas exploration and production and may become subject to certain liabilities as they relate to environmental cleanup of well sites or other environmental restoration procedures as they relate to the drilling of oil and gas wells and the operation thereof. The Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated. Should it be determined that a liability exists with respect to any environmental cleanup or restoration, the liability to cure such a violation could fall upon the Company. No claim has been made, nor is the Company aware of any liability which the Company may have, as it relates to any environmental cleanup, restoration or the violation of any rules or regulations relating thereto.

9.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after June 30, 2024, through September 23, 2024, the date which these consolidated financial statements were available to be issued.

In August 2024 the Company amended its credit agreement dated June 30, 2022 with a letter agreement whereby the parties acknowledged the specified disposition to Vital Energy, Inc., and Northern Oil and Gas, Inc. discussed above, and the lenders (1) consented and agreed with certain specified liquidations of swap agreements, (2) agreed to waive certain required hedging requirements for the October 1, 2024 measurement date, (3) waive the compliance with the current ratio as of June 30, 2024, (3) waive certain required periodic reporting requirements and (4) postponing of the originally scheduled Spring 2024 Redetermination.

On July 27, 2024 the Company entered into a Purchase and Sale Agreement with Vital Energy, Inc. and Northern Oil and Gas, Inc., to sell certain oil and gas properties, rights and related assets, effective as of April 1, 2024 for a purchase price of $1.1 billion subject to certain customary working capital adjustments. The sale of these assets closed on September 20, 2024. The Company used a portion of the proceeds from the sale of these assets to repay and extinguish all of its outstanding indebtedness under the Credit Agreement discussed in Note 3. Additionally, the Company distributed a portion of the net proceeds to its owners at closing.

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